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                                                                      EXHIBIT 21

                                             State or Other
                                            Jurisdictions of
            Subsidiary                        Incorporation
            ----------                      ----------------

        Ames Taping Tool
         Systems Inc.                           Delaware

        Ames Taping Tools                       Manitoba,
         of Canada Limited                       Canada

        Compagnie Fischbein, S.A.               Belgium

        Fischbein Packaging                     Singapore
         (Singapore) PTE. LTD.

        TapeTech Tool Company Inc.              Delaware

        Fischbein France S.A.R.L.               France

        Fischbein Limited                       United Kingdom